SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                             UNION CAMP CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as specified in its Charter)

           VIRGINIA                                         13-5652423
----------------------------------------       ---------------------------------
(State of Incorporation or Organization)       (IRS Employer Identification No.)

      1600 Valley Road
      Wayne, New Jersey                                       07470
----------------------------------------       ---------------------------------
(Address of Principal Executive Office)                    (Zip Code)



        Securities to be Registered Pursuant to Section 12(b) of the Act:


                                                Name of each exchange on which
Title of each class to be so registered         each class is to be registered
----------------------------------------       ---------------------------------
Rights to Purchase Shares of Series A          New York Stock Exchange, Inc.
Junior Participating Preferred Stock,          Pacific Stock Exchange
par value $1.00 per share.



        Securities to be Registered Pursuant to Section 12(g) of the Act:


                                      None
                         ---------------------------------
                                (Title of Class)

         This Form 8-A/A is filed to supplement and amend the information set forth in the Form 8-A filed by Union Camp Corporation, a Virginia corporation (the "Company"), on February 22, 1996 and the Form 8-A/A filed by the Company on July 3, 1996. All capitalized terms not defined herein will have the meanings ascribed to such terms in the Rights Agreement, dated as of January 25, 1996, as amended and restated as of June 25, 1996, between the Company and The Bank of New York (the "Rights Agent").


Item 1.  Description of Securities

         On November 23, 1998, the Board of Directors of the Company voted to adopt Amendment No. 1 to the Rights Agreement, which renders the Rights inapplicable to the transactions contemplated by the Agreement and Plan of Merger, dated as of November 24, 1998, among the Company, International Paper Company, a New York corporation, and Maple Acquisition, Inc., a Delaware corporation.

Item 2.  Exhibits.

  4.1 Rights Agreement, dated as of January 25, 1996, as amended and restated as of June 25, 1996, between Union Camp Corporation and The Bank of New York as Rights Agent.*

  4.2 Amendment No. 1 to the Amended and Restated Rights Agreement, dated as of June 25, 1996, between Union Camp Corporation and The Bank of New York as Rights Agent.












----------------
 * Incorporated by reference from the Form 8-A/A filed on July 3, 1996 -- Commission file number 001-04001.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        UNION CAMP CORPORATION


                                        By: /s/ Dirk R. Soutendijk
                                           -------------------------------------
                                           Name:  Dirk R. Soutendijk
                                           Title: Vice President, General
                                                  Counsel, and Secretary



Date:  November 27, 1998




















                                       -3-